Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS

FISCAL 2023 Q3 HIGHLIGHTS

•Net sales of $1,054.5 million increased 10.0% YoY (11.7% on an average daily sales basis), approximately 11 percentage points above the Industrial Production (IP) index
•Operating income of $135.4 million, or $138.6 million adjusted to exclude share reclassification proposal costs and restructuring and other costs1
•Operating margin of 12.8%, or 13.1% excluding the adjustments described above1
•Diluted EPS of $1.69 vs. $1.78 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.74 vs. $1.82 in the prior fiscal year quarter1

MELVILLE, NY and DAVIDSON, NC, JUNE 29, 2023 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC," “MSC Industrial” or the "Company," a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2023 third quarter ended June 3, 2023.

Financial Highlights[2]	FY23 Q3		FY22 Q3		Change	FY23 YTD		FY22 YTD		Change
Net Sales	$1,054.5		$958.6		10.0%	$2,973.8		$2,669.6		11.4%
Income from Operations	$135.4		$136.8		(1.1)%	$365.7		$324.7		12.6%
Operating Margin	12.8%		14.3%			12.3%		12.2%
Net Income Attributable to MSC	$95.2		$99.7		(4.5)%	$255.6		$235.7		8.5%
Diluted EPS	$1.69	(3)	$1.78	(4)	(5.1)%	$4.56	(3)	$4.21	(4)	8.3%

Adjusted Financial Highlights [2]	FY23 Q3		FY22 Q3		Change	FY23 YTD		FY22 YTD		Change
Net Sales	$1,054.5		$958.6		10.0%	$2,973.8		$2,669.6		11.4%
Adjusted Income from Operations [1]	$138.6		$140.3		(1.2)%	$374.0		$336.6		11.1%
Adjusted Operating Margin [1]	13.1%		14.6%			12.6%		12.6%
Adjusted Net Income Attributable to MSC [1]	$97.5		$102.2		(4.6)%	$261.9		$244.5		7.1%
Adjusted Diluted EPS [1]	$1.74	(3)	$1.82	(4)	(4.4)%	$4.67	(3)	$4.36	(4)	7.1%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.2 million and 56.1 million diluted shares outstanding for FY23 Q3 and FY23 YTD, respectively.
[4] Based on 56.1 million and 56.0 million diluted shares outstanding for FY22 Q3 and FY22 YTD, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “Successful execution of our Mission Critical growth initiatives in the third quarter resulted in the fifth consecutive quarter of double-digit sales growth aided by robust Public Sector performance. We delivered average daily sales growth of nearly 12 percent and outperformed the IP index by double digits for the second consecutive quarter. Looking ahead and despite macro uncertainty, we expect to continue outperforming the IP index as we leverage MSC specific momentum and strengthen our market position through strategic investments.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, "Another quarter of above market sales growth provides clear evidence that MSC continues to take market share. This drove meaningful cash generation during the quarter, despite the impact on gross margin from a significant Public Sector contract win and overall customer mix. As a result of our ongoing execution, we are raising fiscal 2023 sales guidance and remain confident in future profitable growth."

Gershwind concluded, “As we approach the finish line of our three-year Mission Critical journey, we have made significant progress on diversifying our end markets, taking market share, improving profitability, and enhancing corporate governance with the recent agreement to eliminate our dual class share structure. Combined with future benefits from our Mission Critical journey and topline momentum, we believe that we are well positioned to deliver value to all stakeholders in fiscal 2024 and beyond.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	2

Mission Critical Update

We continued to make progress on each of our Mission Critical growth initiatives during the fiscal 2023 third quarter.

Solidify Metalworking
a.Over 150 metalworking and specialty sales experts driving customer productivity
b.Technical expertise fueled new customer wins in high growth end markets like Aerospace and Medical
Leverage Portfolio Strength
a.Class C consumable product category net sales grew low double digits year over year
Expand Solutions (Vending, In-Plant and Vendor Managed Inventory)
a.Vending signings strong; vending machine net sales grew 10% year over year and represent 15% of total Company net sales
b.In-Plant signings strong; In-Plant net sales grew 13% year over year and represent 13% of total Company net sales
c.Total Solutions net sales represent 55% of total Company net sales
Grow E-Commerce
a.E-Commerce net sales grew 8% year over year and represent 60.1% of total Company net sales
b.Announced exclusive E-Commerce agreement with MachiningCloud
Diversify Customers and End Markets
a.80% net sales growth year over year driven primarily by a significant Public Sector win

Balance Sheet, Liquidity and Capital Allocation
a.Floating/fixed rate debt ratio now at 35/65
b.Top two priorities remain investing in the business and returning cash to shareholders through ordinary dividends
c.Next two priorities are share buybacks and tuck-in acquisitions

Updated Fiscal 2023 Full Year Financial Outlook
Adjusted Operating Margin[1]	~12.7%
ADS Growth (YoY)	10%-11%
Gross Margins	100-120 bps YoY contraction
Depreciation and Amortization Expense	$77M-$82M
Interest and Other Expense	$33M-$38M
Operating Cash Flow Conversion[2]	>100%
Additional Mission Critical Savings	$15M+
•Revised outlook assumes additional mix headwinds related to Public Sector growth
•Expect to achieve double-digit ADS growth for the fiscal year
•5 fewer selling days year over year in fiscal Q4
•Mission Critical goals of >$100M in gross savings and adjusted operating expenses of 28.6% of sales on track

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules of this release.
(2) The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2023 third quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until July 13, 2023. The Company’s reporting date for fiscal 2023 fourth quarter and full year results is scheduled for October 25, 2023.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	3

Contact Information
Investors:	Media:
Ryan Mills	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.3 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:
Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high and rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans, including our transition from being a spot-buy supplier to a mission-critical partner to our customers; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key personnel; the credit risk of our customers, higher inflation and fluctuations in interest rates; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems, or violations of data privacy laws; the retention of qualified sales and customer service personnel and metalworking specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions, including due to import restrictions or global geopolitical conditions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the failure to comply with applicable environmental, health and safety laws and regulations, and other laws applicable to our business; the outcome of government or regulatory proceedings or future litigation; goodwill and intangible assets recorded resulting from our acquisitions could be impaired; our common stock price may be volatile due to factors outside of our control; prior to the completion of the proposed share reclassification, the significant control that our principal shareholders currently exercise over us, which may result in our taking actions or failing to take actions which our other shareholders do not prefer; and any delays with respect to, or the failure to complete, the proposed share reclassification, including the failure to receive the requisite shareholder approvals; the outcome of any legal proceedings that may be instituted against us or others relating to the proposed share reclassification; our ability to realize the expected benefits from the proposed share reclassification; and the effect of the announcement or the consummation of the proposed share reclassification on the market price of our common stock. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 3, 2023	September 3, 2022
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$58,428	$43,537
Accounts receivable, net of allowance for credit losses	438,555	687,608
Inventories	726,863	715,625
Prepaid expenses and other current assets	92,371	96,853
Total current assets	1,316,217	1,543,623
Property, plant and equipment, net	307,123	286,666
Goodwill	718,304	710,130
Identifiable intangibles, net	114,262	114,328
Operating lease assets	60,091	64,780
Other assets	10,682	9,887
Total assets	$2,526,679	$2,729,414
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$290,281	$325,680
Current portion of operating lease liabilities	18,573	18,560
Accounts payable	209,859	217,378
Accrued expenses and other current liabilities	164,762	164,326
Total current liabilities	683,475	725,944
Long-term debt including obligations under finance leases	174,017	468,912
Noncurrent operating lease liabilities	42,898	47,616
Deferred income taxes and tax uncertainties	123,743	124,659
Total liabilities	$1,024,133	$1,367,131
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	49	48
Class B Common Stock	9	9
Additional paid-in capital	839,106	798,408
Retained earnings	776,365	681,292
Accumulated other comprehensive loss	(18,233)	(23,121)
Class A treasury stock, at cost	(108,036)	(106,202)
Total MSC shareholders’ equity	1,489,260	1,350,434
Noncontrolling interest	13,286	11,849
Total shareholders’ equity	1,502,546	1,362,283
Total liabilities and shareholders’ equity	$2,526,679	$2,729,414

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 3, 2023	May 28, 2022	June 3, 2023	May 28, 2022
Net sales	$1,054,464	$958,579	$2,973,841	$2,669,648
Cost of goods sold	625,527	547,430	1,750,410	1,539,628
Gross profit	428,937	411,149	1,223,431	1,130,020
Operating expenses	291,706	271,046	852,031	793,600
Restructuring and other costs	1,845	3,267	5,722	11,684
Income from operations	135,386	136,836	365,678	324,736
Other income (expense):
Interest expense	(5,038)	(4,277)	(17,913)	(11,622)
Interest income	513	17	764	57
Other (expense) income, net	(4,456)	558	(8,095)	236
Total other expense	(8,981)	(3,702)	(25,244)	(11,329)
Income before provision for income taxes	126,405	133,134	340,434	313,407
Provision for income taxes	31,266	33,417	84,768	77,279
Net income	95,139	99,717	255,666	236,128
Less: Net (loss) income attributable to noncontrolling interest	(41)	60	32	473
Net income attributable to MSC Industrial	$95,180	$99,657	$255,634	$235,655
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.70	$1.78	$4.57	$4.23
Diluted	$1.69	$1.78	$4.56	$4.21
Weighted average shares used in computing net income per common share:
Basic	55,963	55,914	55,911	55,748
Diluted	56,156	56,106	56,121	56,019

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 3, 2023	May 28, 2022	June 3, 2023	May 28, 2022
Net income, as reported	$95,139	$99,717	$255,666	$236,128
Other comprehensive income, net of tax:
Foreign currency translation adjustments	2,474	542	6,293	(682)
Comprehensive income	97,613	100,259	261,959	235,446
Comprehensive income attributable to noncontrolling interest:
Net loss (income)	41	(60)	(32)	(473)
Foreign currency translation adjustments	(270)	(453)	(1,405)	(366)
Comprehensive income attributable to MSC Industrial	$97,384	$99,746	$260,522	$234,607

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	June 3, 2023	May 28, 2022
Cash Flows from Operating Activities:
Net income	$255,666	$236,128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,122	52,426
Non-cash operating lease cost	14,831	12,583
Stock-based compensation	14,624	14,559
Loss on disposal of property, plant and equipment	481	489
Provision for credit losses	6,826	6,255
Deferred income taxes	(915)	(341)
Changes in operating assets and liabilities:
Accounts receivable	247,557	(113,664)
Inventories	(6,255)	(55,866)
Prepaid expenses and other current assets	5,831	(2,859)
Operating lease liabilities	(14,845)	(12,674)
Other assets	(487)	(1,405)
Accounts payable and accrued liabilities	(12,359)	(329)
Total adjustments	311,411	(100,826)
Net cash provided by operating activities	567,077	135,302
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(64,113)	(44,943)
Cash used in business acquisitions, net of cash acquired	(20,182)	—
Net cash used in investing activities	(84,295)	(44,943)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(31,072)	(4,944)
Payments of regular cash dividends	(132,484)	(125,532)
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	3,449	3,364
Proceeds from exercise of Class A Common Stock options	22,635	21,540
Borrowings under credit facilities	208,000	244,000
Payments under credit facilities	(488,000)	(239,500)
Borrowings under financing obligations	1,061	1,058
Payments under Shelf Facility Agreements and Private Placement Debt	(50,000)	—
Other, net	(1,676)	(1,984)
Net cash used in financing activities	(468,087)	(101,998)
Effect of foreign exchange rate changes on cash and cash equivalents	196	(50)
Net increase (decrease) in cash and cash equivalents	14,891	(11,689)
Cash and cash equivalents—beginning of period	43,537	40,536
Cash and cash equivalents—end of period	$58,428	$28,847

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$85,525	$90,696
Cash paid for interest	$16,970	$10,009

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude acquisition-related costs, share reclassification proposal costs, restructuring and other costs and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measures.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Acquisition-Related Costs, Share Reclassification Proposal Costs and Restructuring and Other Costs

In calculating non-GAAP financial measures, we exclude acquisition-related costs, share reclassification proposal costs and restructuring and other costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended June 3, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Proposal Costs	Adjusted Total MSC Industrial
Net Sales	$1,054,464	$—	$—	$1,054,464

Cost of Goods Sold	625,527	—	—	625,527

Gross Profit	428,937	—	—	428,937
Gross Margin	40.7%	—%	—%	40.7%

Operating Expenses	291,706	—	1,373	290,333
Operating Exp as % of Sales	27.7%	—%	(0.1)%	27.5%

Restructuring and Other Costs	1,845	1,845	—	—

Income from Operations	135,386	(1,845)	(1,373)	138,604
Operating Margin	12.8%	0.2%	0.1%	13.1%

Total Other Expense	(8,981)	—	—	(8,981)

Income before provision for income taxes	126,405	(1,845)	(1,373)	129,623

Provision for income taxes	31,266	(505)	(376)	32,147
Net income	95,139	(1,340)	(997)	97,476
Net loss attributable to noncontrolling interest	(41)	—	—	(41)
Net income attributable to MSC Industrial	$95,180	$(1,340)	$(997)	$97,517

Net income per common share:
Diluted	$1.69	$(0.02)	$(0.02)	$1.74

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirty-Nine Weeks Ended June 3, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Proposal Costs	Adjusted Total MSC Industrial
Net Sales	$2,973,841	$—	$—	$—	$2,973,841

Cost of Goods Sold	1,750,410	—	—	—	1,750,410

Gross Profit	1,223,431	—	—	—	1,223,431
Gross Margin	41.1%	—%	—%	—%	41.1%

Operating Expenses	852,031	—	398	2,249	849,384
Operating Exp as % of Sales	28.7%	—%	—%	(0.1)%	28.6%

Restructuring and Other Costs	5,722	5,722	—	—	—

Income from Operations	365,678	(5,722)	(398)	(2,249)	374,047
Operating Margin	12.3%	0.2%	—%	0.1%	12.6%

Total Other Expense	(25,244)	—	—	—	(25,244)

Income before provision for income taxes	340,434	(5,722)	(398)	(2,249)	348,803

Provision for income taxes	84,768	(1,424)	(100)	(560)	86,852
Net income	255,666	(4,298)	(298)	(1,689)	261,951
Net income attributable to noncontrolling interest	32	—	—	—	32
Net income attributable to MSC Industrial	$255,634	$(4,298)	$(298)	$(1,689)	$261,919

Net income per common share:
Diluted	$4.56	$(0.08)	$(0.01)	$(0.03)	$4.67

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended May 28, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Adjusted Total MSC Industrial
Net Sales	$958,579	$—	$—	$958,579

Cost of Goods Sold	547,430	—	—	547,430

Gross Profit	411,149	—	—	411,149
Gross Margin	42.9%	—%	—%	42.9%

Operating Expenses	271,046	—	211	270,835
Operating Exp as % of Sales	28.3%	—%	—%	28.3%

Restructuring and Other Costs	3,267	3,267	—	—

Income from Operations	136,836	(3,267)	(211)	140,314
Operating Margin	14.3%	-0.3%	0.0%	14.6%

Total Other Expense	(3,702)	—	—	(3,702)

Income before provision for income taxes	133,134	(3,267)	(211)	136,612

Provision for income taxes	33,417	(884)	(57)	34,358
Net income	99,717	(2,383)	(154)	102,254
Net income attributable to noncontrolling interest	60	—	—	60
Net income attributable to MSC Industrial	$99,657	$(2,383)	$(154)	$102,194

Net income per common share:
Diluted	$1.78	$(0.04)	$—	$1.82

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023 THIRD QUARTER RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirty-Nine Weeks Ended May 28, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Adjusted Total MSC Industrial
Net Sales	$2,669,648	$—	$—	$2,669,648

Cost of Goods Sold	1,539,628	—	—	1,539,628

Gross Profit	1,130,020	—	—	1,130,020
Gross Margin	42.3%	—%	—%	42.3%

Operating Expenses	793,600	—	211	793,389
Operating Exp as % of Sales	29.7%	—%	—%	29.7%

Restructuring and Other Costs	11,684	11,684	—	—

Income from Operations	324,736	(11,684)	(211)	336,631
Operating Margin	12.2%	-0.4%	0.0%	12.6%

Total Other Expense	(11,329)	—	—	(11,329)

Income before provision for income taxes	313,407	(11,684)	(211)	325,302

Provision for income taxes	77,279	(3,014)	(57)	80,350
Net income	236,128	(8,670)	(154)	244,952
Net income attributable to noncontrolling interest	473	—	—	473
Net income attributable to MSC Industrial	$235,655	$(8,670)	$(154)	$244,479

Net income per common share:
Diluted	$4.21	$(0.15)	$—	$4.36

*Individual amounts may not agree to the total due to rounding.